Exhibit 99.1

                PhotoMedex Announces Second Quarter 2004 Results


    MONTGOMERYVILLE, Pa., Aug. 3 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of its operations for the quarter ended June 30, 2004.

    Revenues for the second quarter ended June 30, 2004 were $4,323,134, an increase of 12.5% over the same period last year and 7.4% increase over the first quarter of 2004.

    The net loss for the quarter ended June 30, 2004 was $1,207,167, or $0.03 per diluted share. The net loss for the quarter ended June 30, 2003 was $1,686,102, or $0.05 per diluted share.

    The revenue and net loss for the six months ended June 30, 2004 were $8,348,364 and $2,570,249, respectively, or $0.07 per diluted share. The revenue and net loss for the six months ended June 30, 2003 were $7,316,176 and $3,360,430, respectively, or $0.10 per diluted share.

    As of June 30, 2004, the Company had cash and cash equivalents of $5,687,975, a decrease of $137,981 from March 31, 2004.

    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "We are pleased with the results of our core business segments, as well as with the recent medical policy approvals put in place for our XTRAC(R) laser therapy system by some of the nation's leading health insurers. Our team has accomplished a great deal over this past quarter in terms of expanding the size of our addressable markets and creating a more attractive product offering in those markets. We are now focused on pure execution and positioning ourselves to build on those successes. We look forward to today's conference call and the opportunity to review with our shareholders our increased revenues, improved margins and the impact of reimbursement on our business."


     The following were among the more notable recent achievements:

     Reimbursement:
       * WellPoint Blue Cross and Blue Shield Plans, the nation's 2nd largest health plan with 15 million medical members, adopts XTRAC(R) reimbursement
       * Aetna, with 13.6 million medical members, adopts XTRAC(R) reimbursement
       * The Regence Group, with 3 million medical members, adopts XTRAC(R) reimbursement

     Financial:
       *  Domestic XTRAC(R) yields 21.6% growth over first quarter 2004
       *  Surgical Services yields 18.0% growth over first quarter 2004
       *  GE Capital makes available $2.5 million lease line of credit
       *  Stock warrants exercised, amounting to $904,886 incremental cash

     New Product Development:
       * FDA market clearance and CE mark obtained for the manufacture and distribution of a CO2 surgical laser which will lower the cost of delivery for the Surgical Services group
       * FDA market clearance and CE mark obtained for the manufacture and distribution of a Diode laser indicated for use in General Surgery, Neurosurgery, ENT, GYN, and LEG VEIN Procedures. Our previously FDA cleared Venous Fiber can be used with our Diode Laser.

     Business Development:
       * Entered into a Product Development agreement with AzurTec, Inc. for the design of a cancer detection device and process to be marketed to MOHS Surgeons in Dermatology

     Corporate Governance:
       *  Appointment of David W. Anderson to the board of directors

     Additional notable activities and Company recognition during and following the second quarter included:
       * Jeffrey O'Donnell, CEO was a speaker and panelist on insurance reimbursement issues at the recent 2004 Healthcare CEO Summit, held in Pebble Beach, California
       * The Archives of Dermatology published a study on using the XTRAC(R) to effectively treat the symptoms of Oral Lichen Planus, a notoriously difficult-to-control disease of the mouth
       * Jeffrey O'Donnell, CEO was named a finalist for the Ernst & Young Entrepreneur of the Year Award
       * The Company participated at the 2004 American Academy of Dermatology Summer Meeting held in New York City, July 28 through August 1, 2004


    PhotoMedex will hold a conference call to discuss the Company's second quarter 2004 results on Tuesday, August 3, 2004 at 4:30 p.m. Eastern Time.

    To participate in the conference call, dial 1.800.946.0786 (and confirmation code # 886607) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Tuesday, August 3, from 7:30 p.m. ET until midnight on Tuesday, August 17, by dialing 1.888.203.1112 and using confirmation code #886607.

    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.


    About PhotoMedex:

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.


    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.



    For further information, please contact: Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com.



                                 PHOTOMEDEX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                       Three Months Ended June 30, Six Months Ended June 30,
                           2004         2003          2004         2003

    Revenues            $4,323,134   $3,842,699   $8,348,364   $7,316,176

    Cost of Sales        2,631,369    2,666,232    5,125,435    5,076,490
      Gross profit       1,691,765    1,176,467    3,222,929    2,239,686

      Operating expenses:
      Selling,
       general and
       administrative    2,406,453    2,387,020    4,876,877    4,681,612
      Research and
       development
       and engineering     481,243      465,134      897,193      877,066
                         2,887,696    2,852,154    5,774,070    5,558,678
      Loss from
       operations
       before
       interest
       expense, net     (1,195,931)  (1,675,687)  (2,551,141)  (3,318,992)

    Interest expense,
     net                    11,236       10,415       19,108       41,438


    Net loss           $(1,207,167) $(1,686,102) $(2,570,249) $(3,360,430)

    Basic and diluted
     net loss per share     $(0.03)      $(0.05)      $(0.07)      $(0.10)

    Shares used in
     computing basic
     and diluted net
     loss per share     38,546,338   33,644,326   38,159,819   32,547,784


                                 PHOTOMEDEX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                          June 30, 2004    December 31, 2003
       Assets
    Cash and cash equivalents               $5,687,975        $6,633,468
    Accounts receivable, net                 3,617,921         3,483,030
    Inventories                              4,141,828         4,522,462
    Other current assets                       791,546           334,002
    Property and equipment, net              4,521,194         4,005,205
    Other assets                             3,861,673         3,774,564
       Total Assets                        $22,622,137       $22,752,731

       Liabilities and Stockholders'
        Equity
    Accounts payable and accrued
     liabilities                            $3,211,233        $3,445,559
    Other current liabilities                1,548,408         1,501,034
    Bank and lease notes payable             2,549,202         1,828,063
    Stockholders' equity                    15,313,294        15,978,075
       Total Liabilities and
        Stockholders' Equity               $22,622,137       $22,752,731



SOURCE  PhotoMedex, Inc.
    -0-                             08/03/2004
    /CONTACT: investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.photomedex.com /
    (PHMD)

CO:  PhotoMedex, Inc.
ST:  Pennsylvania, California
IN:  MTC BIO HEA INS
SU:  ERN CCA